Exhibit 11.  Statement re computation of per share earnings

                        ------------------------------------------------------------------------------------------------------------
                                                                      Quarter Ended
                        ------------------------------------------------------------------------------------------------------------
                               March 31, 1997           June 30, 1997            September 30, 1997         December 31, 1997
                        -------------------------  -------------------------  -------------------------  ------------------------
                                Weighted    Per            Weighted    Per            Weighted    Per             Weighted    Per
                                 Average   Share           Average    Share            Average   Share            Average    Share
                        Income   Shares    Amount  Income   Shares   Amount   Income   Shares   Amount   Income    Shares   Amount
                        ------- --------- -------  ------  --------  ------   ------  --------  ------   ------   --------  ------
Basic Earnings per
   Common Share
Income available to
   common shareholders  $2,054     4,262    $0.48  $1,921     4,317   $0.44   $1,804     4,225   $0.43   $1,777      4,226    $0.42
                                            =====                     =====                      =====                        =====
Effect of Dilutive
   Shares
Options issued to
   management             --          49             --          54             --          57             --           52
                        ------     -----          -------     -----           ------   -------           ------      -----

Diluted Earnings per
   Common Share         $2,054     4,311    $0.47  $1,921     4,371   $0.44   $1,804     4,282   $0.42   $1,777      4,278    $0.42
                        ======     =====    =====  ======     =====   =====   ======     =====   =====   ======      =====    =====

                        ------------------------------------------------------------------------------------------------------------
                                                                          Quarter Ended
                        ------------------------------------------------------------------------------------------------------------
                             March 31, 1996              June 30, 1996           September 30, 1996          December 31, 1996
                        -------------------------  -------------------------  -------------------------  --------------------------
                                Weighted    Per            Weighted    Per            Weighted    Per             Weighted    Per
                                 Average   Share           Average    Share            Average   Share            Average    Share
                        Income   Shares    Amount  Income   Shares   Amount   Income   Shares   Amount   Income    Shares   Amount
                        ------- --------- -------  ------  --------  ------   ------  --------  ------   ------   --------  -------
Basic Earnings per
   Common Share
Income available to
   common shareholders  $1,612     4,251    $0.38  $1,478     4,259   $0.35   $1,288     4,259   $0.30   $2,041      4,259    $0.48
                                            =====                     =====                      =====                        =====
Effect of Dilutive
   Shares
Options issued to
   management             --          32             --          28             --          29             --           39
                        ------     -----           ------     -----           ------     -----           ------      -----
Diluted Earnings per
   Common Share         $1,612     4,283    $0.38  $1,478     4,287   $0.34   $1,288     4,288   $0.30   $2,041      4,298    $0.48
                        ======     =====    =====  ======     =====   =====   ======     =====   =====   ======      =====    =====

                             ----------------------------
                                     Year Ended
                             ----------------------------
                                  December 31, 1995
                              ---------------------------
                                      Weighted    Per
                                       Average   Share
                              Income   Shares    Amount
                              ---------------------------
Basic Earnings per
   Common Share
Income available to
   common shareholders        $6,280
Less:  preferred stock
   dividends                      85
                              ------
Basic Earnings per
   Common Share
Income available to
   common shareholders        $6,195     4,248    $1.46
                                                  -----
Effect of Dilutive Shares
Options issued to
   management                   --          27
                              ------     -----
Diluted Earnings per
   Common Share               $6,195     4,275    $1.45
                              ======     =====    =====